UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 7, 2019 (October 3, 2019)

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 2.02 Results of Operations and Financial Condition

As noted in the October 7, 2019 press release, as of the end of the third quarter, the Company will report approximately $12.5 million of cash on hand.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders for 2019 was held on October 3, 2019. The requisite quorum for the meeting of 40.0% was present. At the meeting, stockholders voted as follows:

Election of Directors:

Nominees	For	Withheld
Thomas K. Equels	515,493	33,167
William M. Mitchell	507,994	40,666
Stewart L. Appelrouth	507,886	40,774

Ratification of the selection of Morrison, Brown, Argiz & Farra, LLC as our independent accountants:

For: 1,500,254	Against: 99,386	Abstain: 25,849

Advisory, non-binding, vote on approval of the compensation of the Company’s Named Executive Officers:

For: 461,227	Against: 78,443	Abstain: 8,990

The following votes were cast with regard to approval of an increase in the number of shares of Common Stock available under the AIM 2018 Equity Incentive Plan:

For: 437,727	Against: 103,145	Abstain: 7,788

Item 8.01 Other Events.

On October 7, 2019, the Company issued a press release containing its quarterly Ampligen update, a copy of which is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	Press Release dated October 7, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

October 7, 2019	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO

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